EXHIBIT 3.5

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                               ARTICLES OF MERGER
                                OR SHARE EXCHANGE


                  Pursuant to ss.33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

                   1. The name of the surviving or acquiring corporation is Container Management Services, Inc.

                   2. Attached hereto and made a part hereof is a copy of the Plan or Merger or Share Exchange (see ss.ss.33-11-101 (merger), 33-11-104 (merger of subsidiary into parent), 33-11-107 (mergEr or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries)).

                   3. Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

                   (a) Name of the corporation: Container Management Services, Inc. Complete either (1) or (2), whichever is applicable:

                   (1) [x] Shareholder approval of the merger or stock exchange was not required (See ss.ss.33-11-103(h), 33-11-104(a), and
                   33-11-108(a)).

                   (2) [ ] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:


               Number
               of Out-    Number of Votes   Number of Votes   Number of
               standing   Entitled          Represented       Undisputed* Shares
Voting Group   Shares     to be Cast        at the meeting    Voted For  Against
------------   --------   ----------        --------------    ---------  -------


                   (b) Name of the corporation: CMS Acquisition, Inc. Complete either (1) or (2), whichever is applicable:

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                   (1) [ ] Shareholder approval of the merger or stock exchange was not required (See ss.ss.33-11-103(h), 33-11-104(a), and
                   33-11-108(a)).

                   (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

               Number
               of Out-    Number of Votes   Number of Votes   Number of
               standing   Entitled          Represented       Undisputed* Shares
Voting Group   Shares     to be Cast        at the meeting    Voted For  Against
------------   --------   ----------        --------------    ---------  -------
   common        100         100                100              100       0

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by the voting group.

                   4. Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See ss.ss.33-1-230(b)):________________.


DATE:   July 23, 1997                                CONTAINER MANAGEMENT
                                                     SERVICES, INC.



                                                     By:/s/ Mark E. Daniels
                                                        ----------------------
                                                            Mark E. Daniels,
                                                            President


*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by the voting group.

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                                 PLAN OF MERGER

                          -----------------------------

                              CMS ACQUISITION, INC.
                             A DELAWARE CORPORATION
                        INTO ITS WHOLLY OWNED SUBSIDIARY,
                      CONTAINER MANAGEMENT SERVICES, INC.,
                          A SOUTH CAROLINA CORPORATION
                         -------------------------------


                  THIS PLAN OF MERGER (hereinafter called the "Plan"), is hereby adopted and approved as of this 23rd day of July, 1997, by CMS Acquisition, a Delaware corporation ("Parent"), in order to provide for the merger of Parent into its wholly owned subsidiary, Container Management Services, Inc., a South Carolina corporation ("Subsidiary").

                  WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on July 2, 1997;

                  WHEREAS, Subsidiary is a corporation duly organized and existing under the laws of the State of South Carolina, having been incorporated on July 15, 1991;

                  WHEREAS, the authorized capital stock of Parent consists of One Thousand (1,000) shares of common stock, $0.01 par value, of which 100 shares are outstanding;

                  WHEREAS, the authorized capital stock of Subsidiary consists of Two Hundred Twenty Five Thousand (225,000) shares of Class A common stock, no par value, and Twenty Five Thousand (25,000) shares of Class B common stock, no par value, of which 90,000 shares of Class A common stock and 10,000 shares of Class B common stock are outstanding, all of which are owned by Parent;

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                  WHEREAS, the board of directors of Parent deems it advisable for the general welfare and advantage of the corporations and the respective shareholders that the corporations merge into a single corporation pursuant to this Plan and pursuant to Section 33-11-108 of the South Carolina Code of Laws of 1976, as amended, and the other applicable provisions of the laws of the State of South Carolina and pursuant to Section 253(a) of the General Corporation Law of Delaware and the other applicable provisions of the laws of the State of Delaware.

                  NOW, THEREFORE, the board of directors of Parent, in accordance with the applicable provisions of the laws of the State of South Carolina and the State of Delaware hereby approve and adopt the merger of Parent with and into Subsidiary, which shall continue its corporate existence and shall be the corporation surviving the merger (hereinafter sometimes the "Surviving Corporation"), upon the terms and conditions of the merger hereby adopted and the mode of carrying the same into effect, are and shall be as hereafter set forth:
                  ARTICLE ONE. Effective Time and Effect of Merger. Consummation of this Plan shall be effected on the date on which this Plan of Merger and the Articles of Merger are filed in the Office of the Secretary of State of South Carolina and a Certificate of Ownership and Merger is filed in the office of the Secretary of the State of Delaware (hereinafter the "effective time" of the merger or sometimes the "closing" date), all after satisfaction of the respective requirements of the applicable laws of the State of South Carolina and the State of Delaware prerequisite to such filing. At the effective time of the merger, the separate existence of Parent shall cease and it shall be merged with and into the Subsidiary.

                   ARTICLE TWO. Governing Law. The laws which are to govern the Surviving Corporation are the laws of the State of South Carolina.

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                  ARTICLE THREE. Articles of Incorporation. The Articles of
Incorporation of Subsidiary shall remain in effect subsequent to the effective time of the merger and shall remain unchanged until the same may be amended or altered at some future time in accordance with applicable laws.

                  ARTICLE FOUR. By-Laws. The By-Laws of Subsidiary at the effective time of the merger shall be the By-Laws of the Surviving Corporation and shall remain in effect subsequent to the effective time of the merger and shall be unchanged until the same may be amended or altered at some future time in accordance with the provisions thereof.

                  ARTICLE FIVE. Officers and Directors. Subject to the authority of the shareholders and the board of directors as provided by law and the By-Laws of the Surviving Corporation, the officers and directors of Subsidiary at the effective time of the merger shall be the officers and directors of the Surviving Corporation immediately following the effective time of the merger.

                   ARTICLE SIX. Conversion of Shares. The method of carrying into effect the merger provided in this Plan, and the manner and basis of converting the shares of Parent and of Subsidiary into shares of the Surviving Corporation are as follows:

                  1. Parent: Conversion of Shares. At the effective time of the merger, each shareholder of Parent shall receive one (1) share of Class A (voting) common stock, no par value, of the Surviving Corporation for each share of common stock of Parent which such shareholder owned prior to such effective time.
                  2. Subsidiary: Cancellation of Shares. At the effective time of the merger, the outstanding shares of common stock of Subsidiary shall be canceled.

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                  3. Surrender of Certificates. No later than such date as is reasonably selected by the corporate secretary of the Surviving Corporation, each holder of stock certificates representing shares of common stock of Subsidiary and of Parent issued and outstanding at the time the merger becomes effective shall surrender such shares for exchange to the Surviving Corporation, as provided above, and shall then be entitled to receive certificates for the full number of shares of the Surviving Corporation as set forth above.
                  ARTICLE SEVEN. Rights and Privileges of Surviving Corporation. At the effective time of the merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and shall be subject to all the restrictions, disabilities, and duties, of each of the corporations; and all the rights, privileges, immunities, powers and franchises of each of the corporations and all property, real, personal or mixed; and all debts due to either of said corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of the corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the respective corporations, and the title to any real estate vested by deed or otherwise in either of said corporations shall not revert or be in any way impaired by reason of the merger; provided, however that all rights of creditors and all liens upon any property of either of the corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the merger, and all debts, liabilities and duties of the corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same

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extent as if its debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                   ARTICLE EIGHT. Assets and Liabilities. The assets and liabilities of the corporations as of the effective time of the merger shall be taken up on the books of the Surviving Corporation at the amounts at which they shall be carried at the time on the books of the respective corporations.

                   ARTICLE NINE. Shareholder Approval. This Plan of Merger shall be submitted to the shareholders of Parent for approval as provided by law.

                   ARTICLE TEN. Further Assurances. If at any time the Surviving Corporation shall conclude or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Parent acquired or to be acquired by or as a result of the merger, the presidents and secretaries, together, of the corporations shall be and they hereby are severally and fully authorized to execute and deliver such properties, assignments and assurances in law and to take such other action as may be necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Plan.

                   ARTICLE ELEVEN. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Plan may be withdrawn in the event and at any time before the effective time of the merger, upon direction of the board of directors of Parent. It is anticipated that this Plan may be terminated and abandoned in the event circumstances arise prior to the effective time of the merger which would indicate that the transactions contemplated hereby are not in compliance with applicable federal and state securities laws, or that the merger would not be

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 deemed a tax-free transaction for United States income tax purposes as described more fully hereafter, or if any action or proceeding before any court or other governmental body or agency shall have been instituted or threatened to restrain or prohibit the merger and it is deemed advisable not to proceed with the merger. Upon any such termination and abandonment, neither party shall have any liability or obligation hereunder to the other party.

                   ARTICLE TWELVE. Tax Free Exchange. It is the intent of this Plan that this Plan of Merger shall be considered a statutory merger and shall be undertaken, as contemplated by Section 368(a)(1)(A) of the Internal Revenue Code (the "Code"); that this Plan of Merger shall be considered a "plan of reorganization" for such purposes; and that the exchange of shares of stock of Parent for shares of stock of the Surviving Corporation shall be considered a non-taxable exchange pursuant to Section 354 of the Code.

                   ARTICLE THIRTEEN. Nonsubstantive Amendment by President. If prior to the effective time of the merger, the president of Parent determines that some nonsubstantive amendment or alteration to this Plan is needed solely for the purpose of complying with the applicable corporate laws of the State of South Carolina, or the applicable income tax laws of the United States, or the applicable federal or state securities laws, then the president of Parent shall be, and hereby is, authorized to make such amendment to this Plan as shall be deemed necessary by them to satisfy such applicable requirements; and in this regard the said president shall be protected from liability so long as their actions and decisions are made by them in good faith.

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                   IN WITNESS WHEREOF, this Plan has been signed by all of the directors of Parent in accordance with the provisions of S.C. Code Ann. ss.33-11-108 (Law. Co-op. 1976, as amended) and Delaware General Corporation Law ss. 253 and as of the day, month and year first above written.

                                   /s/ ROBERT SINGLETON
                                       --------------------
                                       Robert Singleton, Director


                                   /s/ ROBERT ROSNER
                                       --------------------
                                       Robert Rosner, Director


                                   /s/ DANIEL W. MILLER
                                       --------------------
                                       Daniel Miller, Director

Attest:


/s/ ROBERT ROSNER
--------------------
Robert Rosner, Secretary

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                             STATE OF SOUTH CAROLINA

                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                       CONTAINER MANAGEMENT SERVICES, INC.

   1. The name of the proposed corporation is Container Management Services, Inc.

   2. The initial registered office of the corporation is 346 Riverside Drive, Greenville, South Carolina 29605 and the name of its initial registered agent at such address is Mark E. Daniels.

   3.   The corporation is authorized to issue more than one class of shares:



           Class of Shares                 Authorized No. of Each Class
           ---------------                 ----------------------------

        Class A (Voting Common)                     225,000
        Class B (Non-Voting Common)                  25,000

        The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows: Class A shall be voting, common stock; Class B shall be non-voting, common stock.

   4. The existence of this corporation shall begin when these articles are filed with the Secretary of State.

   5. The corporation elects to include no optional provisions in the articles of incorporation.

   6.   The name and address of each incorporator is as follows:


                 Name              Address             Signature
            Mark E. Daniels    346 Riverside Drive     /s/ MARK E. DANIELS
                               Greenville, SC 29605

   7. I, Robert D. Inglis, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date: July 12, 1991                        /s/ ROBERT D. INGLIS
     -------------                         Robert D. Inglis
                                           Leatherwood Walker Todd & Mann, P.C.
                                           100 East Coffee Street
                                           Post Office Box 87
                                           Greenville, South Carolina  29602